Adolor/Pfizer Collaboration Delta Opioid Receptor Agonist Program December 5, 2007 NASDAQ: ADLR © 2007 Adolor Corporation. All rights reserved. Exhibit 99.2

Safe Harbor Statement
This oral presentation and the questions and answers that follow contain forward-looking statements, including, but not limited to, statements about:
• our Delta License and Collaboration Agreement with Pfizer
• potential milestone payments
• our collaboration plans for development of ADL5859 and ADL5747
• anticipated dates of clinical trial initiation, completion, and announcement of trial results by us and our collaborators
• anticipated dates for regulatory submissions by us and our collaborators and regulatory actions
• anticipated results of clinical trials
• anticipated efforts of our collaborators
• our research efforts
• the scope and duration of intellectual property protection for our product candidates
• estimates of the market opportunity and the commercialization plans for our product candidates
• our ability to receive regulatory approval for Entereg® (alvimopan)
• our financial condition
These statements are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risks associated with collaboration arrangements; the risk that milestone payments are not achieved under the Delta collaboration; the risk that our Delta product candidates ADL5859 and ADL5747 will show adverse safety findings that make them unsuitable for further development; the risk that our Delta product candidates do not show utility in treating pain or any other clinical indications; the risk that we do not initiate further clinical studies for our product candidate ADL5859 or initiate clinical studies for our product candidate ADL5747; the risk that filing targets for regulatory filings are not met; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor's history of operating losses since inception and its need for additional funds to operate its business; Adolor's reliance on its collaborators, including Pfizer in connection with the development and commercialization of Adolor’s Delta product candidates; the risks associated with Adolor’s ability  to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its Delta product candidates; the risk that Adolor may not obtain FDA approval of Entereg® (alvimopan); market acceptance of Adolor's products, if regulatory approval is achieved; reliance on third party manufacturers; product liability claims; competition; and securities litigation; and other risk factors detailed from time to time in reports filed by Adolor with the Securities and Exchange Commission. We urge you to carefully review and consider the disclosures found in these filings which are available in the SEC EDGAR database at www.sec.gov.  Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

2 © 2007 Adolor Corporation. All rights reserved. Adolor/Pfizer Collaboration Delta Opioid Receptor Agonist Program

Traditional Opioid Analgesics
One of the oldest and best known drug classes in the world
Broad analgesic utility in many pain conditions
- Regularly used for inflammatory, nociceptive and neuropathic pain
Unprecedented depth of pain relief
- Only FDA approved drugs for moderately-severe to severe pain
- Administered both acutely and chronically
Use may be limited due to significant side effects
– Addiction
– Respiratory Depression
– GI impact (constipation and nausea)
– CNS effects (sedation and dizziness)

Delta Opioid Receptor – a new path
Three Opioid Receptors (mu, delta and kappa)
– Traditional opioid analgesics are selective or predominately selective for the mu opioid receptor
– No FDA approved drugs are selective for delta or kappa
The Delta Potential
- Analgesia without some of the limiting side effects of traditional mu agonists

Adolor’s Delta Program Progression
Jan 2003 Project initiated that led to current chemical scaffold
Mar 2003 First prototype of our novel chemical class
characterized as a selective delta agonist
Mar 2005 ADL5859 nominated for clinical development
Dec 2005 ADL5859 IND filed with the FDA
Sep 2006 ADL5747 nominated for clinical development
Dec 2007 ADL5747 IND pending

ADL5859/ADL5747 Clinical Rationale
Potent, selective and proprietary (patent application filed) Delta Agonists
Favorable physicochemical properties
Efficacy in inflammatory, incisional and neuropathic pain preclinical models
Acceptable safety and toxicology preclinical profiles
ADL5859 oral bioavailability in humans supportive of BID dosing
ADL5859 was generally well tolerated in Phase 1 trials
No unexpected changes in EEG patterns in any ADL5859 Phase 1 subject

Adolor/Pfizer Collaboration
License and Collaboration Agreement
Exclusive Worldwide Development and
Commercialization of ADL5859 and ADL5747
– Focus on inflammatory, acute and neuropathic pain
Provisions for Adding Compounds and Indications

Adolor/Pfizer Collaboration
Joint Committees guide development and commercialization
Development
– Adolor:  IND filings and clinical program through Phase 2a
– Pfizer:   Subsequent worldwide development and regulatory approvals
Commercialization
– Pfizer: Manufacture, market and sell worldwide
– Adolor: Co-promote option in U.S.

United States
Profits/Losses shared 60% to Pfizer and 40% to Adolor
– US development expenses (external) to be shared in same proportion
Rest Of World
Adolor to receive royalties on Pfizer net sales
Adolor/Pfizer Collaboration

Upfront and Milestones
Adolor to receive upfront payments of $31.9 million
– $30 million upfront
– $1.9 million reimbursement for Phase 2 development costs
Adolor may receive milestones of up to $155 million for the
first compound and $77.5 million for a second compound
– Over 50% of such milestones prior to regulatory approvals
– First milestone paid on commencement of Phase 2b
Additional fees available for additional Delta compounds

Collaboration Clinical Development
ADL5859 Phase 2 Program
– 33CL230 – Acute pain following third molar extraction
– 33CL232 – Pain associated with rheumatoid arthritis
– 33CL231* – Pain associated with diabetic peripheral neuropathy
– To initiate – Pain associated with osteoarthritis
ADL5747
– IND pending
– Phase 1 expected to initiate in 1
st
quarter of 2008
*Pending

Adolor’s Strategy
Rapidly advance ADL5859 and ADL5747 in pain indications
Capitalize on Pfizer’s expertise in the worldwide development and/or commercialization of novel pain compounds
– Lyrica® and Celebrex®
Adaptive structure allows for additional compounds and/or
indications
Lyrica and Celebrex are products marketed by Pfizer Inc

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